Exhibit 17.1

THOMAS J. EDELMAN

667 Madison Avenue - 4th Fl.

New York, New York 10065

January 28, 2015

Emerald Oil, Inc.

1600 Broadway, Suite 1360

Denver, CO 80202

Attn:	Mr. McAndrew Rudisill

Chief Executive Officer & President

Re:	Resignation From The Board Of

Emerald Oil, Inc.

Dear Sirs:

Pursuant to this letter and our prior discussions. I hereby tender my resignation as a Director of the Company effective upon your election of my partner, Ben A. Guill, to the Board.

Sincerely yours,

/s/ Thomas J. Edelman

Thomas J. Edelman

TJE:	ce
cc:	Ben A. Guill

Telephone: (212) 371-1117      Facsimile: (212) 888-6877